    As filed with the Securities and Exchange Commission on October 8, 1999
                                                          Registration No. 333-

                           -------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                           AMERICA SERVICE GROUP INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                          51-0332317
 (State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                         105 Westpark Drive, Suite 300
                           Brentwood, Tennessee 37027
   (Address, including zip code, of registrant's principal executive offices)

                           AMERICA SERVICE GROUP INC.
                           1999 INCENTIVE STOCK PLAN
                              (Full title of plan)

                             Jean L. Byassee, Esq.
                                General Counsel
                         105 Westpark Drive, Suite 300
                           Brentwood, Tennessee 37027
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                            Philip A. Theodore, Esq.
                                King & Spalding
                              191 Peachtree Street
                          Atlanta, Georgia 30303-1763
                                 (404) 572-4600

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------

                                                                Proposed Maximum  Proposed Maximum     Amount of
Title of Securities to be Registered              Amount to      Offering Price       Aggregate      Registration
                                                be Registered     Per Share(1)    Offering Price(1)       Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share........     786,000          $13.375        $10,512,750.00      $2,927.55
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Registrant's Common Stock on September 30, 1999, as reported by the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The Registrant hereby incorporates by reference the following documents that the Registrant filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (i)      The Registrant's Current Report on Form 8-K filed on January
                  5, 1999;

         (ii) The Registrant's Current Report on Form 8-K filed on February 10, 1999;

         (iii) The Registrant's Current Report on Form 8-K/A filed on February 25, 1999;

         (iv) The Registrant's Current Report on Form 8-K/A filed on March 26, 1999;

         (v) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1998, which was filed on March 26, 1999;

         (vi) The Registrant's Quarterly Report on Form 10-Q for its quarter ended March 31, 1999; which was filed on May 14, 1999;

         (vii)    The Registrant's Current Report on Form 8-K filed on July 7,
                  1999;

         (viii) The Registrant's Current Report on Form 8-K/A filed on July 28, 1999;

         (ix) The Registrant's Quarterly Report on Form 10-Q/A for its quarter ended March 31, 1999; which was filed on July 28, 1999;

         (x) The Registrant's Annual Report on Form 10-K/A for its fiscal year ended December 31, 1998, which was filed on July 28, 1999;

         (xi) The Registrant's Quarterly Report on Form 10-Q for its quarter ended June 30, 1999; which was filed on August 13, 1999; and

         (xii) The Registrant's Current Report on Form 8-K filed on August 31, 1999.

         All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.  Not Applicable.

Item 5.  Interests of Named Experts and Counsel. Not Applicable.

Item 6.  Indemnification of Officers, Directors, Employees and Agents;
         Insurance.

         Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

         (1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (3) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (4) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (7) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (8) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (9) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligations to advance expenses (including attorneys' fees).

         The Registrant's Amended and Restated Certificate of Incorporation and Bylaws require the Registrant to indemnify its directors and officers to the fullest extent permitted by applicable state law. The Registrant may, by action of its Board of Directors, provide indemnification to employees and agents of the Registrant with the same scope and effect as the foregoing indemnification of directors and officers.

Item 7.           Exemption from Registration Claimed.  Not applicable.

Item 8.           Exhibits.

Exhibit           Description
4.1               Amended and Restated Certificate of Incorporation of America
                  Service Group Inc. (incorporated herein by reference to
                  Exhibit 3.1 to the Company's Registration Statement on Form
                  S-1, Registration No. 33-43306).

4.2               Amended and Restated Bylaws of America Service Group Inc.
                  (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).

5.1 Opinion of King & Spalding regarding legality of shares being registered.

23.1              Consent of Ernst & Young LLP

23.3              Consent of King & Spalding (included in Exhibit 5.1).

24.1              Power of Attorney (included on signature page).

Item 9.           Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    EXPERTS

         The consolidated financial statements of America Service Group Inc. incorporated by reference in the Annual Report (Form 10-K/A) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 8th day of October, 1999.

                                                 America Service Group Inc.


                                                 By: /s/ Michael Catalano
                                                     ----------------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Catalano and Jean L. Byassee and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                                         Title                                     Date
---------                                         -----                                     ----


/s/ Michael Catalano                              President, Chief Executive                October 8, 1999
---------------------------------------
Michael Catalano                                  Officer and Director
                                                  (Principal Executive Officer)


/s/ Bruce A. Teal                                 Senior Vice President and
---------------------------------------           Chief Financial Officer                   October 8, 1999
Bruce A. Teal                                     (Principal Financial and
                                                  Accounting Officer)



/s/ William D. Eberle                             Director                                  October 8, 1999
---------------------------------------
William D. Eberle


/s/ David A. Freeman                              Director                                  October 8, 1999
---------------------------------------
David A. Freeman

/s/ John W. Gildea                                Director                                  October 8, 1999
---------------------------------------
John W. Gildea


/s/ Carol R. Goldberg                             Director                                  October 8, 1999
---------------------------------------
Carol R. Goldberg


/s/ Richard M. Mastaler                           Director                                  October 8, 1999
---------------------------------------
Richard M. Mastaler


/s/ Scott L. Mercy                                Director                                  October 1, 1999
---------------------------------------
Scott L. Mercy


                                                  Director                                  October ___, 1999
---------------------------------------
Richard D. Wright


/s/ Jeffrey L. McWaters                           Director                                  October 1, 1999
---------------------------------------
Jeffrey L. McWaters

                                 EXHIBIT INDEX

Exhibit           Description                                                                        Page
-------           -----------                                                                        ----

 4.1              Amended and Restated Certificate of Incorporation of America
                  Service Group Inc. (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form
                  S-1, Registration No. 33-43306).

4.2               Amended and Restated Bylaws of America Service Group Inc.
                  (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).

 5.1 Opinion of King & Spalding regarding legality of shares being registered.

23.1              Consent of Ernst & Young LLP

23.3              Consent of King & Spalding (included in Exhibit 5.1).

24.1              Power of Attorney (included on signature page).